UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2006
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 3, 2006, CSE Mortgage LLC (“CSE Mortgage”), a wholly owned subsidiary of CapitalSource Inc., agreed to purchase a pool of adjustable rate residential mortgage loans with an aggregate principal balance of approximately $1.6 billion (the “Citigroup Loans”) from Citigroup Global Markets Realty Corp., an affiliate of Citigroup Global Markets Inc. On February 6, 2006, CSE Mortgage agreed to purchase a pool of adjustable rate residential mortgage loans with an aggregate principal balance of approximately $1.0 billion (together with the Citigroup Loans, the “Loans”) from EMC Mortgage Corporation, an affiliate of Bear, Stearns & Co. Inc. Settlement on the Loans is expected to occur prior to March 15, 2006. The Loans are prime loans that were originated and are serviced by Wells Fargo Bank, N.A., and will be financed primarily through on-balance sheet securitization transactions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 9, 2006	/s/ Steven A. Museles

Steven A. Museles Senior Vice President, Chief Legal Officer and Secretary